EXHIBIT 14

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights”, “Experts” and “Representations and Warranties” in the Transamerica Series Trust Combined Information Statement and Prospectus, included in the Registration Statement on Form N-14.

We also consent to the references to our firm under the captions “ Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” the Statement of Additional Information, dated May 1, 2016, on Form N-1A, which was filed with the Securities and Exchange Commission in Post-Effective Amendment No. 136 (File No. 033-00507) of Transamerica Series Trust and is incorporated by reference in the Combined Information Statement and Prospectus and Statement of Additional Information included in the Registration Statement on Form N-14.

We also consent to the incorporation by reference of our reports, dated February 25, 2016, on the financial statements and financial highlights of Transamerica Voya Limited Maturity Bond VP, Transamerica JPMorgan Core Bond VP, Transamerica Voya Mid Cap Opportunities VP and Transamerica Janus Mid-Cap Growth VP (four of the portfolios constituting Transamerica Series Trust), included in the Annual Reports to Shareholders for the year ended December 31, 2015, which are also incorporated by reference in the Combined Information Statement and Prospectus and Statement of Additional Information, included in the Registration Statement on Form N-14.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

November 7, 2016